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Exhibit (a)(1)(M)

Sample—Election to Participate Screen

ADC STOCK OPTION EXCHANGE PROGRAM
Election To Participate

Eligible Optionholder: Account ID Number: ADC Email Address:	Home Address:

        The Offer to Exchange, which is available by clicking the VIEW/PRINT OFFER TO EXCHANGE [underline is a link] button below, together with the Election Form, which you may obtain by continuing to click through this website, contain complete information regarding the ADC Stock Option Exchange Program. You should read and carefully consider this information before making your election.

        Election Deadline: Your final election for this program must be received by ADC by June 27, 2003, 11:59 p.m. U.S. Central Time, unless we extend the offer. Your election will not be accepted by ADC if it is received after the Election Deadline.

        By clicking on the CONTINUE ONLINE ELECTION PROCESS AND VIEW OFFER TO EXCHANGE button, the Offer to Exchange document will open for your review. By clicking the CONTINUE ONLINE ELECTION PROCESS AND VIEW OFFER TO EXCHANGE button you also acknowledge that you are affirmatively consenting to conduct the exchange offer transaction electronically.

        You may print any screen in this online system by clicking the PRINT SCREEN button at the bottom of any screen.

[CONTINUE ONLINE ELECTION PROCESS AND VIEW OFFER TO EXCHANGE]

        If you do not wish to continue with the online election process and prefer to submit your Election Form manually to ADC, you must click on the PRINT ELECTION FORM AND VIEW OFFER TO EXCHANGE button below. The Offer to Exchange document will open for you to view and print. After reviewing the Offer to Exchange, you may obtain a printable Election Form on your screen with instructions on printing the form and submitting it to ADC by facsimile.

[PRINT ELECTION FORM AND VIEW OFFER TO EXCHANGE]

        The ADC Stock Option Exchange Program is a voluntary program for eligible ADC optionholders. If you do not want to participate, no further action is required. Click on the EXIT TO EMPLOYEE XPRESS START PAGE button below to exit this online system.

[PRINT SCREEN] [VIEW/PRINT OFFER TO EXCHANGE] [EXIT TO EMPLOYEE XPRESS START PAGE]	[HELP] [DOCUMENT LIBRARY]

Sample—Confirmation of Election Screen

ADC STOCK OPTION EXCHANGE PROGRAM
Confirmation of Election

Eligible Optionholder: Account ID Number: ADC Email Address:	Home Address:

        This screen confirms your election to exchange the following eligible options in the ADC Stock Option Exchange Program:

Tiers	Option Number	Grant Date	Current Exercise Price	Number of Options Outstanding	Option Type	Expiration Date	% of Outstanding Options Vested as of June 2, 2003	Exchange Ratio	Number of Replacement Options*
1								1.5 to 1

2								2 to 1

3								2.75 to 1

4								4.75 to 1

*
Final number of replacement options will be determined by the terms and conditions of the exchange offer as described in the Offer to Exchange.

ADC acknowledges receipt of your last election on:                        (U.S. Central Time)

        You may change or withdraw your election at any time prior to the Election Deadline (11:59 p.m. U.S. Central Time on June 27, 2003, unless we extend the offer). After the Election Period ends, ADC will send you a separate notice that it has accepted your last election made prior to the Election Deadline, and that your selected options have been canceled. You may print this page showing your election decision for your personal records using the Print Screen button below.

[CONTINUE]

[PRINT SCREEN] [VIEW/PRINT OFFER TO EXCHANGE] [BACK TO ELECTION SCREEN]	[HELP] [DOCUMENT LIBRARY] [EXIT TO EMPLOYEE XPRESS START PAGE]

Sample—Affirmation of Election Screen

ADC STOCK OPTION EXCHANGE PROGRAM
Affirmation of Election

Eligible Optionholder: Account ID Number: ADC Email Address:	Home Address:

        To ensure that you intend to make an election at this time, you will need to re-type the Election Code in the box exactly as shown (this code is case sensitive). Then click on the SUBMIT FINAL ELECTION button.

Election Code	MZT967
Re-Enter Election Code Here

        I, the Eligible Optionholder, understand and acknowledge that by clicking the SUBMIT FINAL ELECTION button directly below, I agree to all of the terms of the ADC Stock Option Exchange Program as described in the Offer to Exchange. I am accepting ADC's offer to exchange all eligible options I have selected on the prior screen for new options to be granted on a date at least six months and one day after my selected options are accepted and canceled by ADC. I understand and acknowledge that if ADC accepts my election, all of my selected options will be irrevocably canceled after the end of the Election Period. I further understand that any new options granted to me through this Stock Option Exchange Program will be granted under a new stock option agreement in the form attached to the Offer to Exchange as Appendix A, and I agree to all of the terms and conditions of this stock option agreement. Finally, I understand and acknowledge that if for any reason I am not employed by ADC or its subsidiaries on the date of the new option grant, I will not receive all of the new options to which I otherwise would be entitled, and the options I have elected to exchange will remain canceled. (Refer to the Offer to Exchange for further details.)

        By clicking the SUBMIT FINAL ELECTION button below, I also consent to the collection, use and transfer, in electronic or other form, of my personal data by and among, as applicable, ADC, its affiliates or any third parties engaged by ADC for purposes of assisting in administering ADC's stock option plans, for the exclusive purpose of implementing, administering and managing my participation in the Stock Option Exchange Program.

[SUBMIT FINAL ELECTION]

        If you DO NOT WANT TO MAKE YOUR ELECTION NOW, click on the BACK TO ELECTION SCREEN button to return to the Election Screen or the EXIT TO EMPLOYEE XPRESS START PAGE button to exit the system.

[PRINT SCREEN] [VIEW/PRINT OFFER TO EXCHANGE] [BACK TO ELECTION SCREEN]	[HELP] [DOCUMENT LIBRARY] [EXIT TO EMPLOYEE XPRESS START PAGE]

Sample—Election Screen

ADC STOCK OPTION EXCHANGE PROGRAM
Online Election

Eligible Optionholder: Account ID Number: ADC Email Address:	Home Address:

Outstanding Stock Options Eligible for Exchange Program

        In the chart below, select YES to accept ADC's offer to exchange all or a portion of your eligible options. The system will allow you to select YES in only one of the four Tiers below. Under the terms of the exchange program, you must exchange all eligible outstanding options at and above the lowest numbered Tier for which you select YES. For example, if you want to exchange options in Tier 2, you are also electing to exchange any options listed in Tiers 3 and 4. OPTIONAL: If you have previously made your exchange election and now want to withdraw entirely from the Exchange Program, select the WITHDRAW ENTIRELY FROM EXCHANGE PROGRAM button. When you withdraw, NO eligible options will be exchanged under the ADC Stock Option Exchange Program.

Tiers	Option Number	Grant Date	Current Exercise Price	Number of Options Outstanding	Option Type	Expiration Date	% of Outstanding Options Vested as of June 2, 2003	Exchange Ratio	Number of Replacement Options*	Select Your Exchange Election
1								1.5 to 1		☐ Yes—exchange my eligible options in Tiers 1, 2, 3 and 4

2								2 to 1		☐ Yes—exchange my eligible options in Tiers 2, 3 and 4

3								2.75 to 1		☐ Yes—exchange my eligible options in Tiers 3 and 4

4								4.75 to 1		☐ Yes—exchange my eligible options in Tier 4

WITHDRAW ENTIRELY FROM EXCHANGE PROGRAM										☐ I withdraw my previous election entirely and DO NOT wish to participate

*
Final number of replacement options will be determined by the terms and conditions of the exchange offer as described in the Offer to Exchange.

Outstanding Stock Options Not Eligible for Exchange Program—For Informational Purposes Only

Option Number	Grant Date	Current Exercise Price	Number of Options	Option Type	Expiration Date

        TO EDIT OR WITHDRAW YOUR ELECTION: You may edit your election by selecting the desired Tier(s)above. After you have finalized your online election, click the CONTINUE ONLINE ELECTION PROCESS button below. You may withdraw your election completely by selecting the WITHDRAW ENTIRELY FROM EXCHANGE PROGRAM button. All elections, changed elections or withdrawals must be received by ADC by the deadline of 11:59 p.m. U.S. Central Time on June 27, 2003, unless we extend the offer. ADC will not accept Election Forms after that deadline.

[CONTINUE ONLINE ELECTION PROCESS]

[PRINT SCREEN] [VIEW/PRINT OFFER TO EXCHANGE] [EXIT TO EMPLOYEE XPRESS START PAGE]	[HELP] [DOCUMENT LIBRARY]

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  Exhibit (a)(1)(M)